UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

Rule 10b5-1 Trading Plan

On July 18, 2019, Carissa L. Rodeheaver, who serves as the Chairman, President and Chief Executive Officer of First United Corporation (the “Corporation”), entered into a pre-arranged stock trading plan to purchase shares of the Corporation’s common stock, par value $.01 per share (the “Common Stock”).  The trading plan is designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

Mrs. Rodeheaver’s trading plan, which was adopted as part of her personal long-term financial planning efforts, provides for the monthly purchase of shares of the Common Stock having an aggregate market value of $4,000, exclusive of brokerage commissions and fees, beginning in September 2019 and continuing until December 2021.  The trading plan contemplates that each monthly purchase will be effected on or about the 15th calendar day of the month at then-current market prices.  Stock transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission (the “SEC”).

In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for purchasing stock of the public company. The plan may be entered into only when the officer or director is not in possession of material, non-public information about the company.

One-Time BOLI Income

The Corporation announces that its wholly-owned bank subsidiary, First United Bank & Trust, was recently notified that it will receive death benefits under a policy of bank-owned life insurance maintained on the life of a former employee in an amount that management believes should result in an addition to net income of approximately $1.1 million in the third quarter of 2019.

Forward-Looking Statements

This report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports that the Corporation files with the SEC entitled “Risk Factors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: July 31, 2019	By:	/s/	Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO